Exhibit 1.1

EXECUTION VERSION

THERMO FISHER SCIENTIFIC INC.

8,771,930 Shares

Common Stock, Par Value $1.00 Per Share

UNDERWRITING AGREEMENT

August 8, 2017

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

Barclays Capital Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

BNP Paribas Securities Corp.

BTIG, LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

SMBC Nikko Securities America, Inc.

BNY Mellon Capital Markets, LLC

ING Financial Markets LLC

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

Scotia Capital (USA) Inc.

Wells Fargo Securities, LLC

GOLDMAN SACHS & CO. LLC

As Representative of the several Underwriters

c/o GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282-2198

United States of America

Ladies and Gentlemen:

Introductory. Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), acting severally and not jointly, an aggregate of 8,771,930 shares of common stock, par value $1.00 per share, of the Company (such common stock, the “Common Stock” and, such shares of Common Stock, the “Firm Shares”) and, at the election of the Underwriters, up to an additional 1,315,789 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”).

As more fully described in the Disclosure Package (as defined below), the Company entered into a Purchase Agreement, dated May 15, 2017 (the “Purchase Agreement”), among the Company, Patheon N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (“Patheon”), and Thermo Fisher (CN) Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of the Company (“Purchaser Sub”), pursuant to which Purchaser Sub agreed to purchase all outstanding ordinary shares of Patheon (the “Acquisition”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-209867), as amended by post-effective amendment no. 1 thereto, which contains a base prospectus, dated August 1, 2016 (the “Base Prospectus”), to be used in connection with the public offering and sale of Common Stock, including the Shares, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as so amended, including the financial statements, exhibits and schedules thereto, the documents incorporated by reference therein and any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 6:15 p.m. (New York City time) on August 8, 2017 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the several Underwriters as follows:

Section 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each of the Underwriters, as of the date hereof, as of the Initial Sale Time, as of the Closing Date and as of each Additional Closing Date, as the case may be (in each case, a “Representation Date”), as follows:

a)    Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date and any Additional Closing Date, as the case may be, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with any Underwriter Information (as defined in Section 8(b)).

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b)    Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, dated August 7, 2017, filed with the Commission on August 7, 2017, (ii) the issuer free writing prospectuses, as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information set forth in Annex I hereto. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with any Underwriter Information.

c)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date and any Additional Closing Date, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d)    Company Is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the

Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

e)    Company Is Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

g)    Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Additional Closing Date, and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representative and listed on Annex II hereto (collectively, “Company Additional Written Communication”). Each such Company Additional Written Communication and each such Issuer Free Writing Prospectus, when taken together with the Disclosure Package, did not, and at the Closing Date and any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from each such Company Additional Written Communication and each such Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

h)    No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

i)    The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

j)    The Purchase Agreement. The Purchase Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. To the knowledge of the Company, no party is in breach of its representations, warranties, or covenants contained in the Purchase Agreement, except as such breach would not have a material adverse effect on the consummation of the Acquisition.

k)    Authorization of the Shares. The Shares have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable; and the issuance of the Shares is not subject to any preemptive or similar rights.

l)    Description of the Shares. The Shares conform or will conform, as the case may be, in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

m)    No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) there has not been any change in the capital stock (other than, with respect to issued and outstanding capital stock, share repurchases by the Company and subsequent issuances of capital stock, if any, pursuant to equity incentive plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or other equity awards or conversion of convertible debentures described in the Disclosure Package and the Prospectus, as the case may be, and except for other immaterial variances) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than any such loss or interference that would not reasonably be expected to result in a Material Adverse Change (as defined below); (iii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (iv) there has been no development that would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Purchase Agreement, including, without limitation, the Acquisition; and (v) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole.

n)    Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended December 31, 2014, 2015 and 2016 incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Exchange Act and are an independent public accounting firm registered with the Public Company Accounting Oversight Board.

o)    Preparation of the Financial Statements. The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the consolidated results of their operations and consolidated cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States applied on a consistent basis throughout the periods involved, except as described in the related notes thereto. The other historical financial information included in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries or from other records of the Company or from third parties that the Company believes are reliable and presents fairly the information shown thereby.

p)    Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation, except, in the case of the Significant Subsidiaries, where such failure to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and each has corporate, limited liability company, partnership or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement and the Purchase Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation, limited liability company, partnership or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise disclosed in or contemplated by the Disclosure Package and the Prospectus). The Company does not have any material subsidiary not listed on Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2016 that would be required to be so listed if such Annual Report on Form 10-K were filed on the date of this Agreement.

q)    Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Company’s Quarterly Report on Form 10-Q filed on August 4, 2017, which is incorporated by reference into the Disclosure Package and the Prospectus (other than, with respect to issued and outstanding capital stock, share repurchases by the Company and subsequent issuances of capital stock, if any, pursuant to equity incentive plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or other equity awards or conversion of convertible debentures described in the Disclosure Package and the Prospectus, as the case may be, and except for other immaterial variances); all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

r)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither (i) the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or similar organizational documents, (ii) the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) and (iii) the Company nor any of its subsidiaries is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated hereby and thereby, by the Disclosure Package and by the Prospectus and the issuance and sale of the Shares being delivered on the Closing Date or an Additional Closing Date (i) have been duly authorized by all necessary corporate action and will not result in any violation of the articles of incorporation, charter or by laws or other organizational documents of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and would not prevent the Company from performing its obligations under this Agreement and the Purchase Agreement and from consummating the transactions contemplated hereby and thereby. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, the issuance and sale of the Shares being delivered on the Closing Date or an Additional Closing Date, as the case may be, and the consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as may be required by the securities laws of foreign jurisdictions or have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”). Except as disclosed in the Disclosure Package and Prospectus in relation to the Purchase Agreement and the Acquisition, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of the Purchase Agreement, or the consummation of the transactions contemplated thereby. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

s)    No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, in each case, where any such action, suit or proceeding, if determined adversely, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and the Purchase Agreement.

t)    Labor Matters. No labor disturbance by or imminent dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except any such disturbances or disputes that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

u)    Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, (i) the Company and its subsidiaries own, possess or can acquire on reasonable terms adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses as described in the Disclosure Package and the Prospectus, except any such failures to own or possess the right to use such Intellectual Property Rights that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) the conduct of their respective businesses does not conflict in any material respect with any Intellectual Property Rights of others, except any such conflicts that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iii) the Company and its subsidiaries have not received any actual notice of any claim of infringement of or conflict with the asserted Intellectual Property Rights of others, except any such claims that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

v)    All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

w)    Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the Company and its subsidiaries, taken as a whole, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title, except those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

x)    Tax Law Compliance. The Company and its subsidiaries have filed all tax returns material to the Company and its subsidiaries, taken as a whole, required to be filed through the date hereof and paid all taxes shown as due thereon, except for taxes being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; and, except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency material to the Company and its subsidiaries, taken as a whole, that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

y)    Company Not an Investment Company. The Company is not, and after giving effect to the offering and sale of the Shares, and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

z)    Funding of Acquisition. The Company is not aware of any fact that will prevent the Company and its subsidiaries from having funds in amounts sufficient, together with the net proceeds from the offering and sale of the Shares, the other committed financings described in the Disclosure Package and the Prospectus and available cash, to consummate the Acquisition.

aa)    Insurance. The Company and its subsidiaries, taken as a whole, carry or are entitled to the benefits of, insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are customary for companies engaged in similar businesses in similar industries as the Company and its subsidiaries.

bb)    No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares.

cc)    No Unlawful Contributions or Other Payments. (i) Each of the Company and its subsidiaries and, to the knowledge of the Company, all directors, officers, agents, employees or other persons associated with or acting on behalf of the Company or any of its subsidiaries, comply and have complied with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the Bribery Act 2010 of the United Kingdom (the “UK Bribery Act”), including without limitation, by not making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, to any foreign or domestic government official or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the UK Bribery Act, except where any failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, compliance with the FCPA and the UK Bribery Act.

dd)    No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

ee)    No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any equivalent sanctions or measures imposed by the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, the “Sanctions”), nor, to the Company’s knowledge after due inquiry, is the Company nor any of its subsidiaries operating in a country or territory that is the subject of Sanctions where such operations are in violation of such Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, who, to the Company’s knowledge after due inquiry, is currently subject to any U.S. sanctions administered by OFAC. The Company and its subsidiaries have instituted and maintain policies and procedures that are designed and administered to provide reasonable assurance that the Company and its subsidiaries are in compliance with rules, regulations and procedures promulgated by OFAC and U.S. sanctions administered by OFAC.

ff)    Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are and have been in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received actual notice of, and are not aware of any reasonable basis for, any actual or potential liability or obligations concerning the presence, investigation, remediation, disposal or release of, or exposure to, hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

gg)    Sarbanes-Oxley Compliance. There is, and has been, no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

hh)    Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

ii)    No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

jj)    Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters in connection with the consummation of the transactions contemplated by this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Shares.

a)    On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, (i) the Company agrees to sell to each Underwriter, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule A hereto, at a price per share of $167.58 (the “Purchase Price”) and (ii) in the event and to the extent that the Underwriters shall elect to exercise their right to purchase Option Shares as provided below, the Company agrees to sell to each Underwriter, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Option Purchase Price (as defined below), that portion of the number of Option Shares as to which such election shall have been made (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction, the numerator of which is the number of Firm Shares that such Underwriter is obligated to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Shares that all of the Underwriters are obligated to purchase hereunder.

b)    The Company hereby grants to the Underwriters the right to purchase at their election up to 1,315,789 Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the relevant Option Shares (the “Option Purchase Price”). The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the fifth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

c)    The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

d)    Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representative by the Company in connection with a closing at the offices of O’Melveny & Myers LLP at 10:00 A.M., New York City time, on August 11, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of any Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Firm Shares is referred to herein as the “Closing Date”, and the time and date for such payment for any Option Shares, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”

e)    Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the relevant Additional Closing Date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the relevant Additional Closing Date, as the case may be.

Section 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representative, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 of the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 of the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the latest of the Closing Date, any Additional Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

c) Delivery of Registration Statement. The Company has furnished or will deliver, upon request, to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representative of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Exchange Listing. The Company will use its reasonable best efforts to list the Shares on the New York Stock Exchange.

h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.

j) Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued under the stock-based compensation plans of the Company and its subsidiaries or upon the exercise of stock options granted under such plans or upon the vesting of restricted stock units, (C) grants by the Company of any stock options or restricted stock units under the stock-based compensation plans of the Company and its subsidiaries as in effect on the date hereof and (D) the issuance of up to 5% of the aggregate outstanding shares of Common Stock as of the date hereof to (i) owners of businesses that the Company may acquire in the future, whether by merger or acquisition of assets or capital stock, as consideration in connection with such mergers or acquisitions or to management employees of such businesses in connection with such mergers or acquisitions or (ii) joint venture partners or other commercial or strategic partners in connection with the formation of any joint venture or other commercial or strategic relationship, provided that, in the case of each of clause (i) and (ii), (x) any such issuance is not required to be registered on any registration statement under the Securities Act in contemplation thereof and (y) any recipient of such shares of Common Stock shall execute a lock-up agreement substantially in the form of Exhibit B hereto.

k) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it (i) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the offering of the Shares, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the offering of the Shares.

l) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representative, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) of the Securities Act notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

m) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

n) Reports. For a period of one year after the date of the Prospectus, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent such reports or financial statements are filed with the Commission pursuant to EDGAR.

o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Shares.

The Representative, on behalf of the several Underwriters may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, any Company Additional Written Communication, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if reasonably requested by the Representative, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Shares, (vii) the fees and expenses of the transfer agent and any registrar, including the reasonable fees and disbursements of counsel for the transfer agent and registrar in connection with the Shares, (viii) all expenses and application fees related to the listing of Shares on the New York Stock Exchange, (ix) the cost of preparing stock certificates, (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase the Firm Shares on the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, in each case, as provided herein shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, as of the Closing Date and as of any Additional Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement shall remain effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

b) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

c) Bring-down Comfort Letter. On the Closing Date or the relevant Additional Closing Date, as the case may be, the Representative shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to clause (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date or the relevant Additional Closing Date, as the case may be, (i) in the judgment of the Representative, there shall not have occurred any Material Adverse Change; and (ii) there shall not have been any change or decrease specified in the letter or letters referred to in clause (c) of this Section 5 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Prospectus.

e) No Ratings Agency Change. As of the Closing Date or the relevant Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall notice have been given of any intended or potential downgrading, in the rating accorded any debt securities of the Company by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) and Fitch Ratings, Inc. (“Fitch”) to a rating lower than Baa3 by Moody’s, BBB by S&P or BBB by Fitch.

f) Opinion of Counsel for the Company. On the Closing Date or the relevant Additional Closing Date, as the case may be, the Representative shall have received the favorable opinion, dated as of such Closing Date or Additional Closing Date, as the case may be, of (1) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, the form of which is attached as Exhibit A-1 hereto and (2) Seth H. Hoogasian, Senior Vice President and General Counsel of the Company, the form of which is attached as Exhibit A-2 hereto.

g) Opinion of Counsel for the Underwriters. On the Closing Date or the relevant Additional Closing Date, as the case may be, the Representative shall have received the favorable opinion of O’Melveny & Myers LLP, counsel for the Underwriters, dated as of such Closing Date or Additional Closing Date, as the case may be, with respect to such matters as may be reasonably requested by the Underwriters.

h) Officers’ Certificate. On the Closing Date or the relevant Additional Closing Date, as the case may be, the Representative shall have received a written certificate executed by the Chairman of the Board or the Chief Executive Officer or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date or Additional Closing Date, as the case may be, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) to their knowledge, after due inquiry, the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date or Additional Closing Date, as the case may be; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or the Additional Closing Date, as the case may be.

i) Exchange Listing. The Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

j) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and the officers of the Company listed in Exhibit C, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the relevant Additional Closing Date, as the case may be.

k) Additional Documents. On or before the Closing Date or the relevant Additional Closing Date, as the case may be, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date or the relevant Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9, 13, 17 and 18 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 11, or if the sale to the Underwriters of the Shares on the Closing Date or the relevant Additional Closing Date, as the case may be, is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in each Company Additional Written Communication, each Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, agent, affiliate and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, agent, affiliate or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with any Underwriter Information. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in each Company Additional Written Communication, each Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the concession and broker discount figures and the statements set forth in the tenth and eleventh paragraphs, in each case, under “Underwriting” in the Preliminary Prospectus and in the Prospectus (the “Underwriter Information”). The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action under clause (a) or (b) of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been expressly authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representative, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A hereto. For purposes of this Section 9, each director, officer, employee, agent and affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10. Default of One or More of the Several Underwriters.

a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company, on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.

b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate number of such Shares set forth opposite their respective names on Schedule A hereto bears to the aggregate number of such Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase such Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.

c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9, 13, 17 and 18 shall at all times be effective and shall survive such termination.

d)    In any case described above, either the Representative or the Company, as applicable, shall have the right to postpone the Closing Date or the relevant Additional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of this Agreement. Prior to the Closing Date or the relevant Additional Closing Date, as the case may be, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale, or delivery of the Shares in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided that Sections 4, 6, 8, 9, 13, 17 and 18 shall survive such termination and remain in full force and effect.

Section 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and (vi) any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling such Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be, and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention: Registration Department

with a copy to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Facsimile:    (212) 326-2061

Attention:    Michael J. Schiavone

If to the Company:

Thermo Fisher Scientific Inc.

168 Third Avenue

Waltham, MA 02451

Facsimile: (781) 622-1283

Attention: Seth H. Hoogasian

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Facsimile:    (617) 526-6000

Attention:    Hal J. Leibowitz

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case, their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 18. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 19. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, THERMO FISHER SCIENTIFIC INC.

By:	/s/ Anthony H. Smith
	Name:	Anthony H. Smith
	Title:	Vice President, Tax and Treasury and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative, on behalf of itself and the several Underwriters, as of the date first above written.

GOLDMAN SACHS & CO. LLC

Acting as Representative of the

several Underwriters named in

the attached Schedule A hereto.

By:        Goldman Sachs & Co. LLC

By:	/s/ Adam Greene
Name: Adam Greene Title: Vice President

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	4,060,922
Merrill Lynch, Pierce, Fenner & Smith Incorporated	934,658
Citigroup Global Markets Inc.	525,746
Barclays Capital Inc.	525,746
HSBC Securities (USA) Inc.	525,746
J.P. Morgan Securities LLC	525,746
Mizuho Securities USA LLC	525,746
MUFG Securities Americas Inc.	525,746
BNP Paribas Securities Corp.	91,754
BTIG, LLC.	91,754
Credit Suisse Securities (USA) LLC	91,754
Deutsche Bank Securities Inc.	91,754
SMBC Nikko Securities America, Inc.	91,754
BNY Mellon Capital Markets, LLC	27,184
ING Financial Markets LLC	27,184
KeyBanc Capital Markets Inc.	27,184
Loop Capital Markets LLC	27,184
Scotia Capital (USA) Inc.	27,184
Wells Fargo Securities, LLC	27,184

Total	8,771,930

Sch-1

ANNEX I

a.    Issuer Free Writing Prospectuses

None.

b.    Pricing Information

Offering price per share: $171.00

Number of Firm Shares purchased by the Underwriters: 8,771,930

Annex I-I

ANNEX II

Company Additional Written Communication

Electronic (Roadshowaccess) road show of the Company relating to the offering of the Shares, dated August 7, 2017

Annex II-I

EXHIBIT A-1

Form of Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

A-1-1

EXHIBIT A-2

Form of Opinion of Issuer’s General Counsel

A-2-1

EXHIBIT B

Form of Lock-up

FORM OF LOCK-UP AGREEMENT

August [    ], 2017

GOLDMAN SACHS & CO. LLC

As Representative of

the several Underwriters listed in

Schedule A to the Underwriting

Agreement referred to below

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

United States of America

Re:    Thermo Fisher Scientific Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), for whom you are acting as representative (the “Representative”), of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the period (the “Lock-Up Period”) ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively the “Undersigned’s Shares”), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock other than pursuant to an exception described herein.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) by will or intestate succession, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or such partnership or limited liability company, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value, (iv) pursuant to a domestic order or a negotiated divorce settlement, (v) with the prior written consent of the Representative, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this Letter Agreement, (vii) in connection with the forfeiture to the Company of shares of Common Stock to cover the exercise price of or tax withholding obligations upon the vesting, exercise or delivery of restricted share units and other equity based compensation granted to the undersigned pursuant to any employee equity incentive plan existing on the date of this Letter Agreement, (viii) if the undersigned is an individual who is not permitted to cover tax obligations resulting from vesting, exercise or delivery of restricted share units and other equity based compensation through a forfeiture of shares of Common Stock to the Company as contemplated in clause (vii), the undersigned may dispose of shares of Common Stock for cash to cover such tax obligations, subject to the terms of the applicable employee equity incentive plan and other securities law restrictions, (ix) if the undersigned is a corporation, partnership, limited liability company or similar entity, the undersigned may transfer shares of Common Stock to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of the undersigned, or (x) in an aggregate amount of up to 50,000 of the Undersigned’s Shares, provided that (A) for purposes of clauses (i), (iii), (vi) (with respect to any transfer to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted solely under clause (i), (iii) or (ix)) and (ix), it shall be a condition to such transfer that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer, (B) for purposes of clauses (i), (ii), (vi) (with respect to any transfer to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted solely under clause (i), (iii) or (ix)) and (ix), it shall be a condition to such transfer that any such transfer shall not involve a disposition for value; and (C) for purposes of clauses (iv), (vi) (with respect to any transfer to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted solely under clause (iv) or (ix)) and (ix), it shall be a condition to such transfer that each donee, distribute or transferee, as the case may be, shall execute and deliver to the Representative a lock-up letter in the form of this paragraph. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Notwithstanding the above provisions of this Letter Agreement, this Letter Agreement shall not apply to any sale or other transfer by the undersigned of shares of Common Stock acquired by the undersigned in open market purchases following the consummation of the Offering so long as no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such sale or other transfer.

In addition, nothing in this Letter Agreement shall prohibit the undersigned, or an affiliate of the undersigned, from (i) making transfers of shares of Common Stock pursuant to a Rule 10b5-1 trading plan in existence on the date hereof and disclosed to the Representative (an “Existing Plan”) or any new Rule 10b5-1 plan covering only shares of Common Stock covered by an Existing Plan and (ii) establishing a Rule 10b5-1 trading plan during the Lock-Up Period; provided that (A) no sales of shares of Common Stock under such new plan shall commence until the expiration of the Lock-Up Period and (B) no public announcement or filing under the Exchange Act regarding the establishment of such new plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, (i) if the Underwriting Agreement does not become effective, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder or (iii) if the closing of the Public Offering shall not have occurred on or before September 1, 2017, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours, [NAME OF OFFICER]

By:
Name: Title:

EXHIBIT C

List of persons subject to lock-up agreements pursuant to Section 5(j)

Marc N. Casper

Patrick M. Durbin

Gregory J. Herrema

Seth H. Hoogasian

Peter E. Hornstra

Daniel P. Shine

Mark P. Stevenson

Stephen Williamson

C-1